UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2026

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, $0.20 par value	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 with respect to the Supplemental Indenture (as defined below) is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 with respect to the Supplemental Indenture is incorporated herein by reference.

Item 8.01. Other Events.

On March 5, 2026, Occidental Petroleum Corporation (“Occidental”) announced (a) the early results of its previously announced (i) cash tender offers (the “Tender Offers”) to purchase its outstanding Zero Coupon Senior Notes due 2036 (the “0.000% 2036 Notes”), 6.125% Senior Notes due 2031 (the “6.125% 2031 Notes”), 6.625% Senior Notes due 2030 (the “6.625% 2030 Notes”), 7.200% Debentures due 2029 (the “7.200% 2029 Debentures”) and 7.950% Debentures due 2029 (the “7.950% 2029 Debentures” and, together with the 0.000% 2036 Notes, the 6.125% 2031 Notes, the 6.625% 2030 Notes and the 7.200% 2029 Debentures, the “Subject Notes”) and (ii) the related solicitation of consents (the “Consent Solicitations”) from holders of each series of Subject Notes (other than the 0.000% 2036 Notes) (the “Consent Notes”) to amend the indenture governing such Consent Notes, (b) amendments to the Tender Offers to increase the maximum aggregate principal amount of the Subject Notes to be purchased by Occidental from $700 million to $1.2 billion and (c) the consideration payable in respect of the Tender Offers.

In connection with the Consent Solicitations, Occidental executed a Fifth Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture, dated as of August 8, 2019 (as heretofore amended or supplemented, the “2019 Indenture”), by and between Occidental and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), relating to the 6.125% 2031 Notes, which became operative on March 9, 2026. The Supplemental Indenture, among other things, eliminates certain of the covenants contained in the 2019 Indenture with respect to the 6.125% 2031 Notes and changes the minimum notice period for notice of redemption to holders in respect of the 6.125% 2031 Notes to 5 business days prior to the applicable redemption date. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

On March 5, 2026, Occidental issued a press release announcing the early results of the Tender Offers as of 5:00 p.m., New York City time, on March 4, 2026 and the amendments to the Tender Offers. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Subsequently, on March 5, 2026, Occidental issued a press release announcing the consideration payable in respect of the Tender Offers. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
4.1	Fifth Supplemental Indenture to that certain Indenture, dated as of August 8, 2019, by and between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A.
99.1	Press Release dated March 5, 2026 (Early Tender Results and Upsize Press Release).
99.2	Press Release dated March 5, 2026 (Total Consideration Press Release).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

Date: March 9, 2026	By:	/s/ Nicole E. Clark
		Name:	Nicole E. Clark
		Title:	Vice President, Chief Compliance Officer and Corporate Secretary